UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2008

Forterus, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52529	20-8623320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Olive Avenue
Suite 263
Huntington Beach, California 92648

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code (949) 429-4007

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

(a)  The Company will be rb holding its monday March 2, 2009. The meeting will be held at 10:00am.  The location of the meeting shall be:

The RKR group
25855 Jefferson Avenue
Murrieta, CA 92562

(b)  On August 8, 2008, the Company and ABTTC, Inc. closed on the acquisition of ABTTC for $12,825,000. The purchase price consisted of 2.85x the Annual Gross Revenue of ABTTC, Inc. Annual Gross Revenue was defined as total revenue for the preceding 12 months. The purchase price is calculated from the Gross Revenue from August 2007 through July 2008.   The purchase price is based on the audited financial of ABTTC. The Company estimated ABTTC's revenue at $4,500,000 for the purpose of issuance of shares at the close of the transaction, and, if necessary, would adjusted the amount upon completion of the audit of the ABTTC, Inc financial. The purchase price was paid as follows: $1,750,000 paid in Common Stock of FTER (previously issued at $.40 per share), $1,000,000 paid in Series B Preferred Stock and the remaining amount paid in Series C Preferred Stock. At the close of the transaction, the ABTTC Shareholders received 10,075,000 shares of Series C Preferred Stock representing $10,075,000 of the estimated purchase price. Upon the filing of the ABTTC's audited financials with the Securities and Exchange Commission, the number of Series C Preferred Stock would be be adjusted to the final purchase price.

On November 11, 2008, the Company filed an 8-K that had ABTTC's revenue at $5,680,934 based on the completed audit; however, that figure did not account for the contracted rates with the various insurance companies and instead it included the billed rate and not the contracted rate.  The correct number should have been $3,268,728.   As a result, the adjusted purchase price is $9,315,866.  The company previously issued $1,750,000 paid in Common Stock of FTER (previously issued at $.40 per share), $1,000,000 paid in Series B Preferred Stock and the remaining the amount ($6,565,866) shall be paid in Series C Preferred Stock.

(c)   The Company has entered into discussions with hotel owner to convert a current existing hotel into a treatment facility located in Venture County, CA.  The Company shall provide additional information as the discussions develop.

(d)  The Company recently was featured on NBC-Universal Television's "The Steve Wilkos Show".  The Company is currently in filming for another episode on the "The Steve Wilkos Show".  Additionally, the Company is in filming with another national television show. The Company cannot disclose the identity of the additional show at this time.

(e)   As previously disclosed in the Company's 10-K dated November 19, 2008, the Company disclosed that ABTTC, a Company subsidiary, was in discussions with a former shareholder of ABTTC, and current employee of ABTTC, related to unapproved personal expenditures paid on behalf of the Company for the indivdual.  The Company was discussing potential resolutions to the expenditures including the termination, settlement, etc. At that time the Company had not made an agreement nor estimated the likelihood of a possible settlement.   In December 2008, ABTTC, a Forterus subsidiary, terminated the individual at issue who was serving as ABTTC's Chief Executive Officer (CEO) "For Cause".  Paul Howarth assumed the position of CEO after the employee was removed "For Cause".   The employee has threaten to sue ABTTC regarding his dismissal.  The personal expenditures paid on behalf of the Company for the shareholder occurred prior to the acquisition of ABTTC by Forterus.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 18, 2009	Forterus, Inc.
By: /s/ Paul Howarth